Exhibit 10.14

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

PROLOGIS CLEAR LEASE

THIS LEASE is made between Landlord and Tenant as of the Effective Date below.

1. General Defined Terms.

a)	Effective Date:	June 2, 2023

b)	Landlord:	Duke Realty Limited Partnership

c)	Landlord Notice Address:	Prologis	With copy to: Prologis
		9655 Katy Freeway		Attn. General Counsel
		Suite 400		1800 Wazee Street
		Houston, Texas 77024		Suite 500

Denver, CO 80202

d)	Tenant:	ENCHANTED ROCK, LLC

e)	Tenant Notice Address:	1113 Vine St. Suite 101	With copy to:

Houston, TX 77002

f)	Premises:	That portion of the Building containing approximately 74,456 rentable square feet as shown on Exhibit A.

g)	Building:	Gateway Northwest 2

20702 Hempstead Rd

Houston, TX 77065

h)	Project:	Prologis Gateway Northwest

i)	Tenant’s Share of Taxes	[***]%

j)	Lease Term:	Beginning on the Commencement Date and ending on May 31, 2030 9 (the Expiration Date)

k)	Commencement Date:	06/15/2023

l)	Monthly Base Rent:	Period		Monthly Base Rent

		Commencement Date - 05/31/2024		USD$[***]

PLD Property ID: [hou08004] [TX]	-1-

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

		06/01/2024 - 05/31/2025		USD$[***]

		06/01/2025 - 05/31/2026		USD$[***]

		06/01/2026 - 05/31/2027		USD$[***]

		06/01/2027 - 05/31/2028		USD$[***]

		06/01/2028 - 05/31/2029		USD$[***]

		06/01/2029 - 05/31/2030		USD$[***]

m)	Initial Monthly Fixed Operating Expenses (“FOE”)	Operating Expenses: Capital Repairs and Replacements		USD$[***] USD$[***]

		Total		USD$[***]

n)	Annual FOE Increase	FOE shall automatically increase during the Term by [***]% effective on the first day of each full calendar year anniversary of the Commencement Date

o)	Monthly Taxes (estimated):	$[***]

p)	Security Deposit:	USD$[***] in the form of Cash

q)	Landlord Broker:	CBRE

r)	Tenant Broker:	Colliers International Houston, Inc

s)	Guarantor:	None.

t)	Exhibits:	Exhibit A	-	Site Plan

		Exhibit B	-	Project Rules and Regulations

		Exhibit C	-	HVAC Maintenance Contract

		Exhibit D	-	Construction (Turnkey)

		Exhibit E	-	Expansion of the Premises

2. Granting Clause. Tenant, and Tenant takes from Landlord, the Premises for the Lease Term, subject to the provisions of this Lease. Each party represents and warrants to the other that the individual executing this Lease on behalf of such party is authorized to do so, and that such party has taken all necessary actions for this Lease to be binding and enforceable.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

3. Acceptance of Premises. Tenant accepts the Premises in its “as-is” condition as of the Commencement Date, subject to terms of this Lease including Landlord’s obligations with respect to the Initial Improvements. Tenant waives any implied warranty that the Premises is suitable for Tenant’s intended purposes. Within 10 days after request, Tenant shall execute and deliver to Landlord a certificate stating the Commencement Date of the Lease. Occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease except for the payment of Monthly Base Rent, FOE and Taxes.

Landlord represents and warrants that as of the Commencement Date the Premises’ HVAC, electrical, plumbing and other mechanical systems are in good working order.

4. Use. The Premises shall be used only for the purpose of receiving, storing, shipping, light manufacturing, and selling (but specifically excluding retail selling) products, and for such other incidental lawful uses. Tenant shall not conduct any public sale at the Premises, use the Premises as a place of public accommodation under the Americans With Disabilities Act or any other Legal Requirements, or permit any nuisance at the Premises. Tenant shall use the Premises in compliance with all federal, state, and local laws, orders, judgments, ordinances, regulations, codes, permits, licenses, covenants, and restrictions now or hereafter applicable to the Premises (collectively, “ Legal Requirements”). Tenant shall, at its expense, make any alterations or modifications to the Premises or common areas immediately adjacent and serving the Premises that are required by Legal Requirements to the extent due to Tenant’s specific use or occupation of the Premises.

5. Base Rent. Upon execution of this Lease, Tenant shall pay to Landlord the first payment of Monthly Base Rent, FOE and Taxes payable under the Lease, and thereafter Tenant shall pay all such payments in advance, without demand no later than the first day of each calendar month following the Commencement Date (prorated for any fractional calendar month). Tenant shall make all payments to Landlord (or to such other party or at such location as Landlord may from time to time specify in writing) by Electronic Fund Transfer or Automated Clearing House. Tenant’s payment obligations and Landlord’s obligations under this Lease are independent obligations. Tenant shall not abate, reduce or set-off any amounts payable except as may be expressly provided in this Lease. Without limiting Landlord’s other rights and remedies, if Tenant is delinquent in any payment due for more than 5 days, Tenant shall pay to Landlord on demand as a late charge (and not as a penalty) an amount equal [***] percent [***]% of the delinquent sum.

FOE represents payment for Landlord’s costs incurred for insurance premiums (see Section 9), Landlord’s costs for repair and maintenance (see Section 10), and association and property management fees.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

The amount of Monthly Taxes represents one-twelfth (1/12th) of Tenant’s Share of Taxes incurred with respect to the tax parcel on which the Building is situated (see Section 8) as estimated by Landlord from time to time. Tenant shall be responsible only for Tenant’s Share of actual Taxes in any calendar year. Any difference between Tenant’s estimated payments and Tenant’s Share of actual Taxes will be reconciled annually no later than 90 days following the first day of a calendar year by either Landlord or Tenant making payment to the other, as applicable, within 60 days after such determination. Tenant’s Share may be proportionately adjusted for changes in the size of the Premises, Building, or Project.

6. Security Deposit. Tenant shall pay Landlord the Security Deposit upon execution of this Lease as security for the performance of Tenant’s obligations. The Security Deposit is not an advance rental deposit, or a measure of Landlord’s damages arising from an Event of Default (as hereinafter defined). Upon any Event of Default, Landlord may use the Security Deposit to satisfy Tenant’s obligations under this Lease, without prejudice to any other remedy provided herein or by law. Tenant shall pay Landlord, no later than 10 days from demand, an amount that will restore the Security Deposit to the amount required under this Lease. Landlord’s obligation with respect to the Security.

Deposit is that of a debtor, not a trustee. The Security Deposit shall be the property of Landlord, and after deducting any amounts owed by Tenant to Landlord hereunder, any remaining amount of the Security Deposit shall be paid to Tenant no later than 30 days after Tenant’s obligations under this Lease have been fulfilled. Landlord shall not be required to keep the Security Deposit separate from its general accounts, and no interest shall accrue thereon. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord’s obligations under this Lease including returning the Security Deposit.

7. Utilities. Tenant shall pay the utility provider directly for all separately metered or contracted utilities serving the Premises, along with any taxes, penalties, or surcharges related thereto. Water and sewer services are included in FOE, and Tenant agrees to limit use of water and sewer to amounts consistent with normal restroom, break room, and office use. In the event Tenant’s use of water and sewer services materially exceeds the foregoing, Landlord may separately meter the water and sewer services, at Tenant’s expense, and may require Tenant to pay the service provider directly. Notwithstanding the foregoing, upon prior written notice to Tenant, and provided that: (i) such utilities are priced at, or below, local utility provider rates, and (ii) that there is no reduction of service level for such utility from the service level as of the date of the Landlord transfer, Landlord may transfer utility accounts held by Tenant at the Premises to the name of Landlord, or an appointed intermediary of Landlord. In the event Landlord transfers the utility accounts, Landlord shall timely pay all invoices from such utility service providers. Tenant shall reimburse Landlord, or Landlord’s appointed intermediary, for the utility services consumed at the Premises no later than thirty (30) days from receipt of an invoice for such utility services, which shall include units consumed at the Premises during such billing period.

8. Taxes. Landlord shall pay all taxes, assessments, governmental charges, fees or payments to a governmental authority in lieu of taxes that accrue during the Term against the tax parcel on which the Premises is located, as well as reasonable fees payable to tax consultants and attorneys for consultation and contesting taxes, along with any capital levies, franchise, excise, use, margin (including the Texas Margins Tax), transaction, sales or privilege tax, assessment,

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

levy or charge measured by or based upon the value of the Premises and/or the Project, or assessed upon the Base Rent or FOE (collectively, “Taxes”). Tenant shall pay Tenant’s Proportionate Share of Taxes pursuant to Section 5. Tenant shall not be liable for any gift taxes, estate taxes, or income taxes imposed on Landlord unless such income taxes are in substitution for any Taxes. Tenant shall pay directly to the taxing authority any tax levied or assessed directly against Tenant, its property or fixtures placed in the Premises, or resulting from any Tenant-Made Alterations (defined below), even if levied or assessed against Landlord.

9. Insurance. During the Lease Term, Landlord shall maintain all risk property insurance covering the replacement of the Building and commercial general liability insurance on the Project. Landlord’s insurance may be included in a blanket policy or captive insurance program. Costs incurred by Landlord with respect to the Project shall be included in FOE. Tenant will not use the Premises in any manner that would void Landlord’s insurance.

During the Lease Term, Tenant shall maintain the following insurance policies at Tenant’s expense and without limiting Tenant’s liability under this Lease: (a) commercial general liability, on an occurrence basis, having a minimum limit of $2,000,000 per occurrence naming Landlord, Prologis, Inc., and its property manager as additional insureds; (b) all-risk property covering the full replacement cost of all property and improvements placed in the Premises or the Project by, or on behalf of, Tenant; (c) workers’ compensation as required by the applicable state statute which shall include a waiver of subrogation in favor of Landlord Parties; (d) employers liability of not less than $1,000,000; and (e) business automobile liability having a combined single limit of not less than $2,000,000 per occurrence insuring Tenant against liability arising out of the ownership, maintenance, or use of any owned, hired or non-owned vehicles. Tenant’s insurance shall provide primary and non-contributory coverage to Landlord Parties with respect to Tenant’s indemnity obligations under this Lease. Tenant’s insurance requirements may be satisfied by a combination of primary and excess policy limits or an umbrella policy. Tenant shall provide Landlord with certificates of such insurance prior to Tenant taking possession of the Premises, and thereafter prior to the expiration of the insurance coverage, or 3 days following Tenant’s receipt of Landlord’s request.

The all-risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation in connection with any insured loss by the insurers and all rights based upon an assignment from its insured, against Landlord, or its agents, employees, contractors, or property manager (collectively the “Landlord Parties”), or Tenant, its agents, employees, contractors, subtenants, assigns, or invitees (collectively the “Tenant Parties”). No Landlord Parties or Tenant Parties shall be liable to any other, for any loss coverable by all risk property insurance, and each party waives claims against the Landlord Parties and Tenant Parties (as applicable) for such loss, INCLUDING TO THE EXTENT CAUSED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, BY THE NEGLIGENT ACTS OF THE OTHER PARTY. Notwithstanding anything contained herein to the contrary, Tenant shall be responsible for all contents, owned or unowned, placed in the Premises by, or on behalf of, Tenant. The failure of either party to insure its property shall not void this waiver. The Landlord Parties and Tenant Parties waive any claims against the other for business interruption loss from any cause whatsoever, INCLUDING DAMAGE CAUSED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, BY THE NEGLIGENT ACTS OF THE OTHER PARTY.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

10. Landlord’s Repairs and Maintenance. Landlord shall, at Landlord’s sole cost, subject to the express terms hereof, maintain, repair, and replace in good working order the (a) structural elements of the Building (including the exterior walls), (b) utility lines located outside the boundaries of the Premises that serve other premises in common with the Premises including the below slab water and sewer lines, (c) roof (including roof membrane), (d) Common Areas (including lighting and snow removal to the extent consistent with market practice), (e) Building fire sprinkler system, (f) existing exterior wall windows, (g) exterior personnel doors, (h) office area ceiling tiles, (i) hot water heaters, (j) ventilation, and air conditioning units serving the office area of the Premises, and (k) exterior louvers and ventilation fans for standard warehouse air changes, heating and evaporative cooler systems serving the warehouse area of the Premises ((j) and (k) collectively the “Landlord HVAC”). Landlord shall also complete a bi-annual preventative maintenance service of all dock doors, dock levelers, and dock restraints and bumpers serving the Premises. Tenant shall promptly give Landlord Notice of any required repairs hereunder, including with respect to any roof leaks, and Landlord will address the same promptly after such notice.

Landlord’s obligations hereunder shall expressly exclude any work necessary due to misuse or damage by Tenant Parties or resulting from Tenant-Made Alterations or Tenant’s other improvements to the Premises. Subject to Sections 9 and 15, Tenant shall reimburse Landlord within 30 days of Notice for the cost of any such work described in the preceding sentence.

11. Tenant’s Repairs. Subject to Sections 9, 10, and 15, Tenant, at its expense, shall maintain, repair, and replace in good working order all areas, improvements and systems exclusively serving the Premises including dock equipment, non-structural elements of the floor slab, interior doors, above ground water and sewer lines, and Tenant HVAC and related components. “Tenant HVAC” means HVAC systems installed by Tenant, specialty HVAC equipment (including IT room HVAC and for temperature-controlled product), and warehouse air conditioning systems other than Landlord HVAC. If Tenant fails to perform any work required hereunder within 30 days from Notice, Landlord may perform such work and Tenant shall reimburse Landlord for such cost, along with a % administrative fee, within 30 days of Notice.

12. Tenant-Made Alterations and Trade Fixtures. Tenant shall have the right to make alterations, additions, or improvements to the Premises (“Tenant-Made Alterations”), which are interior, do not impact the structure of the Building, and the cost of which does not exceed $25,000 in each instance, without Landlord’s consent; provided Tenant provides Landlord with a written notice of such Tenant-Made Alterations containing sufficient and complete information regarding such Tenant-Made Alterations. All other Tenant- Made Alterations shall require Landlord’s prior written consent, and approval of the plans, not to be unreasonably withheld, delayed or conditioned provided such alteration does not impact the structure of the Building, modify the exterior of the Building, or modify the utility or mechanical systems of the Project. Tenant shall be responsible to ensure that all Tenant-Made

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

Alterations comply with Legal Requirements and are constructed in a good and workmanlike manner by reputable contractors. Tenant shall provide Landlord with the names of all contractors performing work or supplying materials prior to beginning construction, and Landlord may post notices of non-responsibility at the Premises. Tenant shall cause its contractor completing Tenant-Made Alterations to provide certificates of insurance for worker’s compensation, including a waiver of subrogation in favor of Landlord Parties, and commercial general liability in an amount equal to USD$2,000,000, including a provision of additional insured status for Landlord Parties. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord final lien waivers from all contractors and subcontractors who provided services for the Tenant-Made Alterations. Upon surrender of the Premises, Tenant shall remove all Tenant-Made Alterations and any improvements constructed by Tenant, unless Landlord notifies Tenant that they shall remain as Landlord’s property. Tenant shall repair any damage resulting from such removal. Upon Tenant’s written request, Landlord shall provide Tenant a list of Tenant-Made Alterations Landlord will allow to remain upon the Expiration Date.

Without Landlord’s aooroval, Tenant may erect shelves, recking , machinery and trade fixtures in the Premises (collectively “Trade Fixtures”), provided such items: (a) do not overload the slab, (b) may be removed without damaging the slab or the Premises, and (c) comply with all Legal Requirements. Upon Lease termination, Tenant, at its expense, shall remove its Trade Fixtures and repair any damage to the Premises caused from such removal.

Notwithstanding anything herein to the contrary, and provided that no Event of Default exists or would exist but for the passage of time, giving of notice, or both, Landlord shall contribute up to a maximum amount of $[***] (the “TI Allowance”), towards installation of warehouse air conditioning units, which shall be Tenant-Made Alterations to the Premises hereunder, which payment shall be made by Landlord to Tenant within 30 days following (i) completion of the Tenant-Made Alterations, (ii) Landlord’s receipt of Tenant’s invoice substantiating the costs along with copies of vendor invoices summarizing work done, (iii) Landlord’s receipt of final lien waivers from all contractors and subcontractors who worked on the Tenant-Made Alterations, and (iv) Landlord’s receipt of a copy of the final construction permit approved by the applicable governing authority to the extent required for such Tenant-Made Alterations. Landlord shall be under no obligation to pay for any Tenant-Made Alterations to the Premises in excess of the TI Allowance. Further, such TI Allowance shall only be available for Tenant’s use through May 31, 2024, and Tenant hereby waives any and all rights to any unused portion of the TI Allowance remaining thereafter.

13. Signs. Tenant may obtain Landlord’s written consent for any exterior signage. Upon the Lease termination, Tenant, at its expense, shall remove all such signage and repair, paint, and/or replace any damaged building facia surfaces. Tenant, at its expense, shall comply with all Legal Requirements pertaining to such items.

14. Parking. Tenant may park operable vehicles in areas of the Project designated for non-reserved parking and may park operable vehicles and trailers overnight at the docks and designated truck and trailer parking areas for the Premises. Tenant shall not park vehicles or trailers in a manner that causes interference with the access to the parking lots and truck courts

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

at the Project. Landlord may allocate parking spaces among Tenant and other tenants in the Project in an equitable manner if Landlord reasonably determines such allocation is beneficial to the Project; provided such allocation shall not unresaonablyinterfere with Tenant’s use of the premises includng the parking thereto and access thereto. Landlord shall not be reasonably for Tenant’s parking right against any third parties.

15. Restoration. If at any time during the Lease Term the Premises is damaged by fire or other casualty event (the “Casualty Damage”), within 60 days after such event, Landlord shall notify Tenant of its reasonable estimate for restoration time (the “Restoration Notice”). If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon delivery of written notice to the other party no later than 30 days after delivery of the Restoration Notice. If neither party elects to terminate this Lease, or if Landlord estimates that restoration will take less than 6 months, then Landlord shall, subject to receipt of insurance proceeds, restore the Premises to substantially the same or better condition which existed on the Commencement Date, excluding any Tenant-Made Alterations and Trade Fixtures. Notwithstanding the foregoing, either party may terminate this Lease if the Casualty Damage occurred during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Commencing on the date of the Casualty Damage, Monthly Base Rent, FOE and Taxes shall be abated from the date of Casualty Damage through the period of repair and restoration in the proportion of the Premises, if any, which is not usable by Tenant. Such abatement shall be the sole remedy of Tenant, and Tenant waives any right to terminate this Lease by reason of damage or casualty loss except as provided above.

16. Condemnation. If any part of the Premises, the Project or access thereto should be taken for any public or quasi public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent and FOE shall be apportioned as of said date. In the event (i) more than fifteen percent (15%) of the Premises is involved in a Taking as described in this Paragraph, or (ii) more than twenty-five percent (25%) of the parking spaces for the Building are Taken and not replaced by Landlord with other parking spaces in the Project proximate to the Building, and in either case the Taking, in Tenant’s reasonable judgment, would materially interfere with or impair Tenant’s operations at the Premises, then in any such event Tenant shall have the right to terminate this Lease by giving written notice of termination to Landlord within thirty (30) days of such Taking. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent and FOE payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

17. Assignment and Subletting. Tenant shall not assign this Lease, sublease the Premises, or mortgage or pledge its leasehold interest in this Lease without Landlord’s prior written consent, except as provided below, and any attempt to do so shall be an immediate Event of Default. In determining whether to grant, delay or condition its consent, Landlord may consider whether the intended use would adversely impact the value of the Building, the use or operations of other tenants at the Project, or impair Landlord’s ability to lease other space in the Project. Tenant shall provide Landlord the proposed assignee or sublessee’s name, a description of its business, its financial information, and such other information as Landlord may reasonably request. Any approved assignment or sublease shall be expressly subject to: (a) the terms and conditions of this Lease, and (b) revocable if there is an uncured Event of Default, either at the time of notice or as of the effective date of the assignment or sublease. In an Event of Default, Landlord may collect rent from any occupant of the Premises and apply the amount collected to the next installment of rent due under this Lease. For purposes of this Section, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless the interests are publicly traded. Notwithstanding the above, without Landlord’s consent, but with prior written notice to Landlord, Tenant may assign this Lease, or sublet the Premises to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”). This Lease shall be binding upon Tenant’s successors and assigns. Upon Landlord’s receipt of Tenant’s written notice of a desire to assign this Lease, or sublet the Premises (other than to a Tenant Affiliate), Landlord may terminate this Lease with respect to the area of the Premise described in Tenant’s notice by giving written notice to Tenant within 30 days of Landlord’s receipt of such request.

Notwithstanding any assignment or subletting (or any Landlord consent thereto), unless expressly released in writing by Landlord, Tenant and any guarantor of Tenant’s obligations shall remain liable for all of Tenant’s obligations under this Lease through the Expiration Date. In the event that the Monthly Base Rent due by a sublessee exceeds the Monthly Base Rent payable under this Lease, then Tenant shall pay to Landlord [***]% of such excess within 30 days following receipt. If the Premises is subleased, or if the Premises are occupied by anyone other than Tenant, then Landlord may collect rent from such subtenant or occupant and, except to the extent set forth in the preceding sentence, apply the amount collected to the next installment rent payable hereunder.

18. Indemnification. Tenant agrees to indemnify, defend, and hold harmless, Landlord Parties from and against all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) resulting from third party claims for personal injuries, or damage, theft, or loss of property occurring at the Project which arises from: (a) the use and occupancy of the Premises by Tenant Parties, or (b) any other act or omission of Tenant Parties, except for the negligence or willful misconduct of Landlord Parties. The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Section.

Landlord shall indemnify, defend and hold harmless Tenant and Tenant’s agents, employees and contractors, from and against all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) resulting from third party claims for personal injuries, damage, theft, or loss of property occurring at the Project which arise from (a) any activity, work, or thing done, permitted or suffered by Landlord at the Project, or (b) any other act or omission of Landlord Parties, except for the negligence or willful misconduct of Tenant Parties. Landlord’s obligations under this Section shall survive the Expiration Date or earlier Lease termination.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

If a claim under the foregoing indemnity is made against the indemnitee which the indemnitee believes to be covered by an indemnitor’s indemnification obligations hereunder, the indemnitee shall promptly notify the indemnitor of the claim and, in such notice shall offer to the indemnitor the opportunity to assume the defense of the claim within 10 business days after receipt of the notice (with counsel reasonably acceptable to the indemnitee). If the indemnitor timely elects to assume the defense of the claim, the indemnitor shall have the right to settle the claim on any terms it considers reasonable and without the indemnitee’s prior written consent, as long as the settlement shall not require the indemnitee to render any performance or pay any consideration, and the indemnitee shall not have the right to settle any such claim. If the indemnitor fails to timely elect to assume the defense of the claim or fails to defend the claim with diligence, the indemnitee shall have the right to take over the defense of the claim and to settle the claim on any terms the indemnitee considers reasonable. Any such settlement shall be valid as against the indemnitor. If the indemnitor assumes the defense of a claim, the indemnitee may employ its own counsel but such employment shall be at the sole expense of the indemnitee. If any such claim arises out of the negligence of both Landlord and Tenant, responsibility for such claim shall be allocated between Landlord and Tenant based on their respective degrees of negligence

The indemnity provision in this Section do not cover claims arising from the presence or release of Hazardous Materials.

19. Inspection, Data, and Access. Landlord and its agents, representatives, lenders, investors, prospective buyers, consultants, and contractors may enter the Premises at reasonable times to inspect the Premises for any reasonable business purpose, and during the last year of the Lease Term, to show the Premises to prospective tenants. Landlord may grant easements, make public dedications, designate or modify common areas, and create restrictions affecting the Project (collectively, “Encumbrances”), provided that the Encumbrances do not materially interfere with Tenant’s authorized use or occupancy of the Premises. Tenant agrees to execute any reasonable instruments as may be necessary for Encumbrances. Upon reasonable prior notice to Tenant, Landlord may install and maintain sensors and meters (collectively “Devices”) in the Premises for the purpose of collecting raw Building data regarding the operational efficiency of the HVAC, roof, foundation and exterior walls, temperature, utility, and lighting usage (the “Data”). The Devices shall not: (a) materially interfere with Tenant’s use or occupancy of the Premises, (b) include cameras, video, or voice recording devices, or (c) collect personal or employee data, or otherwise track or identify people, equipment, or inventory. Landlord shall own all rights, title and interest in all the Data collected from Devices. Upon request to Landlord, Tenant shall have the right to access and use the Data for its internal business purposes during the Lease Term.

20. Quiet Enjoyment. Absent any uncured Event of Default, Tenant shall have peaceful and quiet enjoyment of the Premises and access thereto against any person claiming by, through or under Landlord.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

21. Surrender. Upon the Lease termination, or the termination of Tenant’s possession of the Premises, Tenant shall surrender to Landlord the Premises, and all systems serving the Premises which Tenant is obligated to maintain, repair, and replace in the same condition as received, ordinary wear and tear, casualty loss and condemnation excepted, and remove all Trade Fixtures, Tenant-Made Alterations and property. Tenant shall remove, or cut below the slab surface, all racking bolts, and repair cracks, spalling, and racking bolt damage with mm-80 (or equivalent) epoxy or polymer to match concrete color and finished smooth with slab surface. All floor striping (including paint or tape) shall be removed with no residual staining or other indication that such striping or taping existed. Any such items not removed shall be deemed abandoned. In the event Tenant fails to comply with the requirements above, Landlord may complete such work, and Tenant shall reimburse Landlord for the actual out of pocket costs thereof no later than thirty (30) days following receipt of demand. Any outstanding Tenant obligations under this Lease shall survive the termination of the Lease Term.

22. Holding Over. Possession of the Premises by Tenant after the termination of this Lease, shall be subject to immediate termination by Landlord, and all terms of this Lease shall be applicable during such holdover period except (a) any expansion, renewal, or similar option shall be null and void, and (b) Monthly Base Rent for the holdover period shall be [***]% of the Monthly Base Rent in effect immediately prior to the holdover period. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of the holdover. Holdover shall not extend the Lease Term, and this Section shall not be construed as consent for Tenant to retain possession of the Premises. For purposes of this Section, “possession of the Premises” shall continue until Landlord has legal control over the Premises, all keys have been delivered, and Tenant has surrendered the Premises in the condition and repair as required in this Lease.

23. Events of Default. Each of the following shall be an event of default (“Event of Default”) by Tenant.

a) Failure by Tenant to pay any installment of Base Rent, FOE, Taxes, or any other payment required herein when due, and such failure shall continue for a period of 5 days after written notice from Landlord to Tenant that such payment was due; provided, however, that Landlord shall not be obligated to provide written notice of such failure more than two (2) times in any consecutive 12-month period, and the failure of Tenant to pay any third or subsequent installment of Base Rent or any other payment required herein when due in any consecutive 12-month period shall constitute an Event of Default by Tenant under this Lease without the requirement of notice or opportunity to cure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable law.

b) Tenant or any guarantor: (i) makes an assignment for the benefit of creditors; (ii) commences any action to have an order for relief entered on its behalf as a debtor, or to adjudicate it as bankrupt, or insolvent, or seek reorganization, liquidation, or dissolution of it, or its debts, or seek an appointment of a receiver, trustee, custodian or similar official for it, or its property (collectively a “Proceeding for Relief”); (iii) becomes subject to an involuntary Proceeding for Relief which is not dismissed within 60 days of filing; or (iv) is dissolved or otherwise fails to maintain its legal existence.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

c) Failure to maintain any insurance in the forms and amounts required by this Lease at any time during the Lease Term which shall be an immediate Event of Default, or to timely deliver any certificate of insurance as provided in Section 10 of the Lease.

d) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 24, and such default shall continue for more than 30 days after Landlord has given Tenant written notice of such default except as otherwise provided herein (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to a forcible entry and detainer or similar action for possession of the Premises); provided, however, that Tenant shall not be in default under the circumstances described in this Section 24 if Tenant has made diligent efforts to cure such default within the thirty (30) day period described therein, and thereafter proceeds continuously and diligently to cure such default within a commercially reasonable time.)

e) The occurrence of any Event of Default otherwise specifically set forth in this Lease.

24. Landlord’s Remedies For so long as any Event of Default continues without cure, Landlord may at any time elect to: (a) terminate this Lease, (b) terminate Tenant’s right of possession of the Premises (but Tenant shall remain liable as hereinafter provided), and/or (c) pursue any other remedies at law or in equity. Upon the termination of this Lease, or termination of Tenant’s right of possession, Landlord may, without formal demand or notice except as required by Legal Requirements, re-enter the Premises by any action or proceeding authorized by law, and remove Tenant, and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place, or remove and store, all property at the Premises at Tenant’s expense. In the event Landlord delivers three notices of an Event of Default under this Lease in any twelve-month period, any subsequent failure to comply with this Lease shall be deemed an Immediate Event of Default. The term “Immediate Event of Default” shall mean Tenant has no cure period, and Landlord may immediately pursue all of its remedies.

If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: (a) all Monthly Base Rent, FOE, Taxes, and all other amounts payable by Tenant which have accrued as of the date of termination; (b) the value of the Monthly Base Rent for any periods of abated Monthly Base Rent; (c) the cost of reletting the Premises, including the unamortized brokerage fees and/or leasing commissions incurred by Landlord, costs of removing and storing property, repairing or altering the Premises to the condition required by Tenant under this Lease; (d) all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys’ fees and court costs; and (e) the excess of the then present value of the Monthly Base Rent, FOE, Taxes, and other amounts payable by Tenant under this Lease applicable to the period following the termination of this Lease through the Expiration Date, over the present value of any amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises during such period, taking into consideration the availability of acceptable tenants consistent with Landlord’s leasing criteria and other market conditions. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of the termination.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

If Landlord terminates Tenant’s right of possession (but not this Lease), Landlord shall use commercially reasonable efforts to relet the Premises without releasing Tenant from any liability hereunder and without notice to Tenant; provided, however, (a) Landlord shall not be obligated to accept a Tenant-proposed tenant, and (b) Landlord shall have the right to lease any other space controlled by Landlord or Landlord’s affiliate first. Any reletting of the Premises shall be on terms and conditions acceptable to Landlord in its sole discretion. Landlord shall not be liable, nor shall Tenant’s obligations be reduced as a result of Landlord not reletting the Premises. Landlord shall have the right to make repairs, changes, alterations, or additions to the Premises as Landlord deems necessary in order to relet the Premises. If the Premises is not relet, then Tenant shall pay to Landlord, as damages, a sum equal to: (1) the Monthly Base Rent, FOE, and Taxes payable by Tenant for such period that the Premises has not been relet, plus the cost of recovering possession of the Premises (including reasonable attorneys’ fees and court costs); (2) any Monthly Base Rent, FOE, Taxes, and other amounts accrued and unpaid at the time of repossession; and (3) the costs incurred by Landlord’s efforts to relet the Premises. If the Premises is relet, and the total rent and expenses payable by such replacement tenant (after first deducting any unpaid amounts payable by Tenant which accrued under this Lease, the cost of recovering possession of the Premises, the costs of repairs and alterations to the Premises completed by Landlord on Tenant’s behalf, and leasing commissions) is not sufficient to satisfy the total rent and expenses payable by Tenant under this Lease, then Tenant shall immediately pay any such deficiency to Landlord upon demand. Notwithstanding any reletting without termination, Landlord may elect to terminate this Lease for a previous Event of Default at any time upon written notice.

Landlord’s exercise of any remedies shall not be deemed an acceptance of surrender of the Premises and/or a termination of this Lease. Landlord’s failure to enforce its rights under this Lease strictly in accordance the terms hereof shall not modify this Lease or create a custom contrary to the specific provisions of this Lease. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease, or at law or in equity, shall not waive its rights or remedies in connection with any subsequent Event of Default. No waiver by Landlord of any Lease provision shall be effective unless in writing and signed by Landlord, even if Landlord accepts Tenant’s payments with knowledge of Tenant’s breach of the Lease. Tenant waives all right of redemption following termination of the Lease or Tenant’s right of possession by a judgment or warrant of any court. In the event Landlord exercises self-help or lock-out, remedies, as provided by law, Tenant waives all claims against Landlord for business loss, business interruption, or any other damages resulting from Landlord’s self-help or lock-out. The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings.

25. Tenant’s Remedies/Limitation of Liability. Landlord shall be in default of this Lease if Landlord fails to perform any of its obligations under this Lease within 30 days after written notice from Tenant specifying such failure (unless performance will, due to the nature of the obligation, require more than 30 days, then after a period of time reasonably necessary to cure such default, provided that Landlord is diligently and continuously pursuing a cure). All obligations of Landlord shall be construed as covenants, not conditions; and, except as otherwise provided in this Lease, Tenant may not terminate this Lease for Landlord’s breach of its obligations. The term “Landlord” shall mean only the then-current owner of the Premises, and in the event of an assignment of the Lease, the assignor shall be released and discharged from all obligations of Landlord under this Lease, and such obligations shall be binding during the Lease Term upon each new assignee for the duration of such owner’s ownership. Any liability of Landlord shall be limited solely to its interest in the Project, and in no event shall any personal liability or recourse to any other property or assets of Landlord be asserted against Landlord.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

26. Subordination. Tenant’s interest and rights under this Lease shall automatically be subject and subordinate to any lien of an existing or future mortgage or any ground lease to which the Premises is subject, and all amendments, modifications, assignments and extensions thereof. Tenant agrees, at the election and after notice of the holder of any mortgage, or lessor under any ground lease, to execute, acknowledge and deliver such instruments to confirm such subordination and attornment. Any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances. Any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.

Notwithstanding the preceding provisions of this Paragraph, this Lease and Tenant’s interest in the Premises shall not be subordinate to any future mortgage or deed of trust on the Building, and Tenant shall not be obligated to execute an instrument subordinating this Lease or Tenant’s interest in the Premises to any future mortgage or deed of trust on the Building, unless concurrently with such subordination the holder of such mortgage or deed of trust agrees in such instrument of subordination not to disturb Tenant’s possession of the Premises (so long as no default exists under the Lease) in the event such holder acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise.

27. Mechanic’s Liens. The Tenant shall not permit any lien or encumbrance of any kind to be placed on the Building as a result of services or materials provided at the request of the Tenant or any Tenant Party. The Tenant shall indemnify and hold the Landlord harmless from any loss, cost, or expense arising out of any claims or liens asserted against the Building by, under, or through the Tenant. The Tenant shall promptly provide the Landlord with written notice of any such lien or encumbrance and shall cause it to be discharged or bonded over, in a manner acceptable to the Landlord, within twenty (20) days after it is filed or recorded. Failure to do so shall constitute an immediate Event of Default.

28. Estoppel Certificates. The Tenant agrees to execute and deliver an estoppel certificate containing customary provisions to the Landlord, or the Landlord’s designee, within ten (10) days after the Landlord’s request. Failure to timely provide the estoppel certificate shall constitute an immediate Event of Default.

29. Environmental Requirements. Tenant shall not allow any party to introduce, transport, store, use, generate, manufacture, or dispose of any Hazardous Material at the Project without Landlord’s prior written consent except for Hazardous Materials contained in: (a) products used by Tenant in de minimis quantities for ordinary cleaning and office purposes; (b) forklift propane tanks, and (c) products stored by Tenant in their original, sealed, and unopened containers. Tenant, at its sole cost and expense, shall: (v) cause its operations at the Project to comply strictly with all Environmental Requirements, including all reporting

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

obligations imposed by applicable Environmental Requirements in the capacity as “operator” of Tenant’s “facility” and the “owner” (as such terms are used in applicable Environmental Requirements) of all Hazardous Materials brought onto the Project by Tenant Parties, and the wastes, by-products, or residues generated, resulting, or produced therefrom, or extracted from the Project; (w) promptly inform and provide copies of any documentation relating in any way to Hazardous Materials at the Project which Tenant receives or sends; (x) promptly and diligently remediate in a manner satisfactory to Landlord’s reasonable requirements, any Hazardous Materials released on, or from, the Project by Tenant Parties; (y) promptly notify Landlord in writing of any spill, release, discharge, or disposal of any Hazardous Material in, on, or under the Project; and (z) promptly complete and deliver any disclosure or certification requested by Landlord concerning Tenant Parties’ transportation, storage, use, generation, manufacture or release of Hazardous Materials in, on, or about the Project. Tenant shall be strictly liable to Landlord for Tenant Parties’ transportation, storage, use, generation, manufacturing, disposal, or release of Hazardous Materials at the Project without regard to the fault or negligence of any other party. Notwithstanding any notice and cure periods provided herein, Tenant shall promptly commence and diligently pursue its remediation obligations in accordance with this Section. The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders, or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions, including the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means any substance, material, waste, pollutant, or contaminant regulated by any Environmental Requirements, asbestos, radioactive materials, and petroleum (including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixtures of natural gas and such synthetic gas).

Tenant shall have no liability to Landlord as to Hazardous Materials on the Project which arose prior to Tenant’s initial possession of the Premises, or during the Lease Term which were caused or permitted by any party other than Tenant, or Tenant Parties, or for Tenant’s disturbance of known existing Hazardous Materials.

Tenant shall indemnify, defend, and hold Landlord Parties harmless from and against any and all losses, claims, demands, actions, suits, damages, costs and expenses (including reasonable attorney, fees, third-party punitive damages, and any reduction in the value of the Project) which are brought or recoverable against, or suffered or incurred by Landlord as a result of: (a) any release of Hazardous Materials on, or from, the Project by Tenant Parties, or (b) Tenant Parties’, breach of, or noncompliance with, this Section, regardless of whether Tenant had knowledge of such noncompliance. Tenant’s obligations under this Section shall survive the Expiration Date or earlier termination of this Lease.

If Landlord’s inspection pursuant to Section 20 reveals noncompliance by Tenant with the provisions of this Section, Tenant shall promptly reimburse Landlord for the reasonable cost of such inspection and testing. Landlord’s receipt of a “clean” environmental assessment shall in no way release Tenant from its obligations under this Section or constitute a waiver by Landlord of its rights and remedies herein.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

30. Rules and Regulations. Tenant shall comply with all rules and regulations reasonably established by Landlord covering use of the Project so long as they do not increase Tenant’s obligations or liabilities, or decrease Tenant’s rights and remedies, under this Lease. The current rules and regulations are attached hereto as Exhibit B, which may be supplemented from time to time. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

31. Force Majeure. Neither Landlord nor Tenant shall be responsible for delays in the performance of its obligations hereunder, whether foreseen or unforeseen, caused by labor disputes, acts of God, inability to obtain labor or materials, governmental restrictions or regulations or delay in issuance of permits, pandemic, enemy or hostile governmental action, civil commotion, casualty, and other causes beyond the reasonable control of Landlord or Tenant, as the case may be (collectively, “Force Majeure”); provided Force Majeure shall not apply to monetary obligations.

32. Entire Agreement. This Lease constitutes the entire agreement of Landlord and Tenant with respect to the subject matter hereof. Any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may only be amended in writing signed by both parties.

33. Severability. If any clause of this Lease is deemed to be illegal, invalid or unenforceable under present or future laws, then it is the intention of the parties that such clause be replaced with a valid clause of similar meaning and that the remainder of this Lease shall not be affected.

34. Brokers. Each party represents and warrants to the other that it has not dealt with any broker or agent in connection with this transaction, other than Landlord Broker and Tenant Broker, if any, set forth in Section 1 of this Lease. Each party agrees to defend, indemnify and hold the other harmless from and against any claims by any other broker or agent claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this Lease.

35. Miscellaneous.

a)	TIME IS OF THE ESSENCE AS TO THE PERFORMANCE OF TENANT’S AND LANDLORD’S OBLIGATIONS UNDER THIS LEASE.

b)	Any payments or charges due from Tenant to Landlord shall be considered additional rent for all purposes of this Lease.

c)

All Lease notices shall be in writing and sent to the applicable party as set forth in Section 1 by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or hand delivery. Either party may, upon written notice, change its notice address(es). Notice shall be deemed given upon delivery or refusal of delivery except where otherwise provided herein.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

d)

Where approval or consent is required of either Landlord or Tenant, such approval or consent shall not be unreasonably withheld, conditioned or delayed except as otherwise provided herein, or as otherwise required by law.

e)	At Landlord’s request, Tenant shall furnish Landlord with true and complete copies of its most recent financial statements.

f)	Neither this Lease, nor a memorandum of lease, shall be recorded by Tenant.

g)

The laws of the state in which the Project is located shall govern the construction and interpretation of this Lease, without regards to any principles of conflicts of laws. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments to this Lease.

h)

Landlord’s submission of this Lease shall not constitute an option to lease the Premises, nor be binding or confer any right or impose any obligations upon either party until execution and delivery of this Lease by both parties.

i)

The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope, intent, or any provision of this Lease, or in any way affect the interpretation of this Lease.

j)

All exhibits and addenda attached hereto are incorporated into, and made a part of, this Lease. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

k)	Any amount not paid by Tenant when due shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or [***] percent per year.

l)

In the event either party initiates litigation to enforce the terms and provisions of this Lease, the non-prevailing party shall reimburse the prevailing party for its reasonable attorney’s fees, filing fees, and court costs. The phrase “prevailing party” includes a party who substantially receives the relief desired whether by dismissal, summary judgment, or otherwise.

m)

Landlord shall have the right to place energy installations, including, but not limited to, solar systems, battery storage facilities, and electric vehicle charging facilities, on the Building or the Project, or to enter into a lease allowing a third party the right to install and operate an energy installation on the Building or the Project; provided such energy installation does not unreasonably and adversely impact Tenant’s use of the Premises, or result in additional costs to Tenant. Tenant waives all rights to any environmental attributes or incentives resulting from an energy technology installation. Tenant hereby waives all rights to, and agrees and acknowledges that Landlord shall retain the exclusive right to the use of the exterior of the Building and Project for any signage purposes, virtual or otherwise except as provided otherwise in this Lease. Landlord may request, and Tenant shall deliver to Landlord, data regarding Tenant’s utility usage at the Premises as required by law or to provide, maintain, improve, and keep in good working order the Project. Tenant can satisfy this requirement by either: (a) providing written consent for Landlord to obtain the information directly from the utility company, or (b) providing the data to Landlord in an electronic format reasonably acceptable to Landlord.

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

n)

This Lease may be executed in multiple counterparts, each of which shall be considered an original, but all of which shall constitute one and the same agreement. The signature of a party transmitted electronically (e.g., e-signature) or by facsimile, PDF and/or other electronic image file format shall constitute and have the same force and effect as the original signature of the party. Following execution, a PDF (or similar image file format) of this entire agreement (whether signed electronically or in ink) shall be considered to be the original agreement for all purposes.

o)	The term “days” shall mean calendar days unless otherwise specified, and the term “including” shall mean including, but not limited to”.

p)	Landlord and Tenant each represents to the other that:

(i)

Neither the party, nor any individual or entity that directly owns a ten percent (10%) or greater equity interest in it, nor any of its officers, directors, or managing members, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury. This includes, without limitation, parties listed on OFAC’s Specially Designated and Blocked Persons List and those subject to Executive Order 13224, dated September 24, 2001, entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism,” or any other applicable governmental action; and

(ii)

Its activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the USA PATRIOT Act, or any regulations or orders issued pursuant to those laws, as amended from time to time.

36. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (IN CONTRACT, TORT, OR OTHERWISE), BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date.

TENANT:		LANDLORD:

ENCHANTED ROCK, LLC		DUKE REALTY LIMITED PARTNERSHIP

a Texas limited liability company		an Indiana limited partnership

By: Duke Realty LLC

By:	/s/ Corey Amthor	a Delaware limited liability company
Name:	Corey Amthor	its general partner
Title:	President
By: Authorized Person

Hans Brindley, Senior VP - Market Officer of Prologis, Inc., a Maryland corporation